EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-12473, 333-66781, 333-00462, 333-88373 and 333-51294) and Form S-2 (No. 333-83840) of Tegal Corporation of our report dated April 26, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/     PricewaterhouseCoopers LLP

San Francisco, California

June 25, 2002

49